Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of NewAlliance Bancshares, Inc. of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

PricewaterhouseCoopers LLP/s/ Hartford, CT February 26, 2010

Registration Statements:
No. 333-114117 on Form S-8 effective April 1, 2004
No. 333-129445 on Form S-8 effective November 4, 2005
No. 333-162692 on Form S-3 effective October 27, 2009